UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

MarineMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-14173	59-3496957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 McCormick Drive Suite 200
Clearwater, Florida		33759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 727 531-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mercedes Romero

On September 20, 2022, the Company’s Board of Directors appointed Mercedes Romero to its Board of Directors effective October 1, 2022. Ms. Romero is the Global Chief Procurement Officer at Primo Water (Nasdaq: PRMW). She brings over 25 years of diverse experience across industries such as Consumer Packaged Goods (Procter & Gamble, Clorox), Spirits (Diageo, Campari), Pharmaceutical (Teva), Retail (Starbucks), and Transportation (Ryder). Romero has made meaningful contributions to the profitability of large organizations through the identification and implementation of operational efficiencies, strategic planning, and an innovative approach to gaining market share. She has led enterprise-wide digital transformations and ESG efforts. Romero is an independent director at John B. Sanfilippo & Son (Nasdaq: JBSS). She currently serves as chair of the Sourcing Diversity and Supplier Relationship Management Committee at the Institute for Supply Management (ISM), where she has held several advisory roles since 2007. Romero, a native of Venezuela, graduated from University Rafael Urdaneta with a degree in civil engineering. She also studied packaging solutions at Michigan State University and English Studies at Cornell University. Romero and her family are avid boaters and passionate about spending time on the water in their free time.

There is no arrangement or understanding pursuant to which Ms. Romero was selected as a director. There are no related party transactions between the Company and Ms. Romero that are reportable under Item 404(a) of Regulation S-K. The compensation of Mr. Romero will be consistent with that provided to all non-employee directors, as described in our most recent proxy statement filed with the Securities and Exchange Commission on December 29, 2021.

Item 7.01 Regulation FD Disclosure.

On September 26, 2022, the Company issued a press release announcing the appointment of Ms. Romero to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated September 26, 2022.

Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated September 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MarineMax, Inc.

Date:	September 26, 2022	By:	/s/ Michael H. McLamb
Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary